Exhibit 99.1

MediciNova Announces Proposed Underwritten Public Offering of Common Stock

LA JOLLA, Calif., February 7, 2018 — MediciNova, Inc., a biopharmaceutical company traded on the NASDAQ Global Market (NASDAQ:MNOV) and the JASDAQ Market of the Tokyo Stock Exchange (Code Number: 4875), announced today that it intends to offer shares of its common stock in an underwritten public offering. All of the shares of common stock to be sold in the offering will be offered by MediciNova. MediciNova intends to grant the underwriters a 30-day option to purchase up to an aggregate of an additional 15% of the shares of its common stock offered in the public offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

MediciNova intends to use the net proceeds received from the offering primarily to continue to fund the development of its MN-166 (ibudilast) and MN-001 (tipelukast) programs, including a Phase 3 clinical trial of MN-166 (ibudilast) for the treatment of progressive MS, and for working capital and general corporate purposes, including support for MediciNova’s continuing research and development of its product candidates and research programs, clinical trials, commercialization activities and business development activities. MediciNova may use a portion of the net proceeds for acquisitions of businesses, products, technologies or licenses that are complementary to its business, although MediciNova has no present commitments or agreements to do so.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE American:LTS), is acting as sole book-running manager of the offering. B. Riley FBR, Inc. is acting as lead manager of the offering.

The offering is made pursuant to a shelf registration statement on Form S-3 (File No. 333-220593) that was filed by MediciNova with the Securities and Exchange Commission (SEC) and was declared effective on October 2, 2017. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at https://www.sec.gov/. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, NY 10172, or by email at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company founded upon acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet medical needs with a primary commercial focus on the U.S. market. MediciNova’s current strategy is to focus on MN-166 (ibudilast) for neurological disorders such as progressive MS, ALS, glioblastoma and substance dependence and addiction (e.g., methamphetamine dependence, opioid dependence, and alcohol use disorder) and MN-001 (tipelukast) for fibrotic diseases such as nonalcoholic steatohepatitis (NASH) and idiopathic pulmonary fibrosis (IPF). MediciNova’s pipeline also includes MN-221 (bedoradrine) for the treatment of acute exacerbation of asthma and MN-029 (denibulin) for solid tumor cancers. MediciNova is engaged in strategic partnering and other potential funding discussions to support further development of its programs. For more information on MediciNova, Inc., please visit www.medicinova.com.

Forward Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding MediciNova’s expectations with respect to its proposed offering, its intention to grant the underwriters an option to purchase additional shares and its intended use of proceeds from the offering. These forward-looking statements include, without limitation, statements regarding the future development and efficacy of MN-166, MN-221, MN-001, and MN-029. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would,” “considering,” “planning” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, risks of obtaining future partner or grant funding for development of MN-166, MN-221, MN-001, and MN-029 and risks of raising sufficient capital when needed to fund MediciNova’s operations and contribution to clinical development, risks and uncertainties inherent in clinical trials, including the potential cost, expected timing and risks associated with clinical trials designed to meet FDA guidance and the viability of further development considering these factors, product development and commercialization risks, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, risks associated with the reliance on third parties to sponsor and fund clinical trials, risks regarding intellectual property rights in product candidates and the ability to defend and enforce such intellectual property rights, the risk of failure of the third parties upon whom MediciNova relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials, and the timing of expected filings with the regulatory authorities, MediciNova’s collaborations with third parties, the availability of funds to complete product development plans and MediciNova’s ability to obtain third party funding for programs and raise sufficient capital when needed, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2016 and its subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

INVESTOR CONTACT:

Geoff O’Brien

Vice President

MediciNova, Inc.

info@medicinova.com